EXHIBIT 99


                              DETROIT COMMERCE BANK

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On December 17, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned shareholder of DETROIT COMMERCE BANK hereby appoints Linda
A. Watters and Donald M. Davis, Jr., or either of them, to represent the undersigned at the annual meeting of the shareholders of DETROIT COMMERCE BANK to be held on December 17, 2002, at 9:00 a.m. (local time), at Detroit Commerce Bank, 645 Griswold, Suite 70, Detroit, Michigan 48226, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

     When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the annual meeting of shareholders and at any adjournment or postponement thereof. If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

     1. Proposal to approve and adopt the Plan of Share Exchange, dated as of September 17, 2002, between and among CAPITOL BANCORP LIMITED and the shareholders of DETROIT COMMERCE BANK to exchange the shares of common stock of DETROIT COMMERCE BANK not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange. After the share exchange, DETROIT COMMERCE BANK will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

                [ ] FOR         [ ] AGAINST         [ ] ABSTAIN
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     2. Election of Directors:

        Vote for twelve of the nominees listed below. To withhold vote for any nominee, please cross out nominees' name.

                Ralph J. Burrell             Vivian L. Carpenter
                Robert C. Carr               Donald M. Davis, Jr.
                Barbara B. Gattorn           Douglas H. Graham
                John Hirzel                  Martha K. Richardson
                Benjamin Schwegman           James F. Stapleton
                Linda A. Watters             Neal Zalenko

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 2.

Dated: __________, 2002

                                        ________________________________________
                                        Number of Shares of Common Stock

                                        ________________________________________
                                        Signature (and title if applicable)

                                        ________________________________________
                                        Signature (if held jointly)

                                        Please sign your name exactly as it
                                        appears on your stock certificate. When
                                        shares are held by joint tenants, both
                                        should sign. When signing as attorney,
                                        executor, administrator, trustee or
                                        guardian, please give full title as
                                        such. If a corporation, please sign in
                                        full corporate name by the President or
                                        other authorized officer. If a
                                        partnership, please sign in partnership
                                        name by authorized person.